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January 4, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 31, 1999, of Restaurant Teams International, Inc., and are in agreement with the statements contained in the third and fourth paragraphs on page one (continued on page two) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Regarding the registrant's statement concerning the lack of internal control to prepare financial statements, included in the fourth paragraph on page one (continued on page two) therein, we had considered such matter in determining the nature, timing and extent of procedures performed in our audit of the registrants 1998 financial statements.

                                                        Very truly yours,

                                                    /s/ Ernst & Young LLP
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                                                        Ernst & Young LLP
















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